                                                                    EXHIBIT 99.1

[US BANK LOGO]

Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107-2292


                     NOTICE TO HOLDERS OF NOTES ISSUED BY:

                           DVI RECEIVABLES XIX L.L.C.

                    CLASS                             CUSIP*
                   -----------------------------------------
                   CLASS A-1                       23335NAA5
                   CLASS A-2a                      23335NAB3
                   CLASS A-2b                      23335NAC1
                   CLASS A-3a                      23335NAD9
                   CLASS A-3b                      23335NAE7
                   CLASS B                         23335NAF4
                   CLASS C-1                       23335NAH0
                   CLASS C-2                       23335NAJ6
                   CLASS D-1                       23335NAK3
                   CLASS D-2                       23335NAL1
                   CLASS E-1                       23335NAM9
                   CLASS E-2                       23335NAN7



     U.S. Bank National Association serves as Trustee (the "Trustee") for the above Notes issued by DVI Receivables XIX L.L.C. (the "Issuer") in connection with a securitization transaction, pursuant to the terms of that certain Indenture by and between the Issuer and the Trustee (the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Indenture or the Appendix associated therewith. With respect to the March 2004 Payment Date for the Notes, $166,368 was distributed to the Class B, C, D and E Notes which should have instead been applied to the payment of principal on the Class A Notes, as more specifically described below.

     Pursuant to the Indenture, payments are to be made on the Notes in accordance with the Monthly Servicing Report and the priorities established under the Indenture. In this regard, the Indenture provides that moneys available to make payments on the Notes are first to be applied to the payment of current and overdue interest on the Class A Notes. Thereafter, to the extent that the aggregate outstanding Class A Note Balance exceeds the Aggregate Discounted Contract Balance, an amount equal to such excess is set aside for payment of principal on the Notes. After such application, any remaining moneys are thereafter applied or set aside in a similar manner to the payment of interest on each successive class of Notes, in order of seniority, as well as principal amounts relating to deficiencies in the Aggregate Discounted Contract Balance. Due to the occurrence of an Amortization Event, any moneys set aside for the payment of principal on the Notes are paid, in accordance with the Amortization Event principal payment provisions, on the Class A, Class B,
Class C, Class D and Class E Notes, in that order of priority.

-----------------
* U.S. Bank is not responsible for selection or use of CUSIP. It is included solely for holder convenience.

     With respect to the March 2004 Payment Date, the aggregate outstanding Class A Note Balance exceeded the Aggregate Discounted Contract Balance. However, the distribution of available moneys on that Payment Date, as set forth in the Monthly Servicing Report, did not provide for payment of principal on the Class A Notes in respect of such deficiency in the Aggregate Discounted Contract Balance. Thus, $166,368 was distributed as interest to the Class B, C, D and E Notes which should have instead been applied to the payment of principal on the Class A Notes (i.e., all available moneys should have been applied to interest and principal on the Class A Notes, and no interest or principal should have been applied to the Class B, C, D and E Notes). Steps are being taken to recover amounts incorrectly distributed on the March 2004 Payment Date to the Class B, C, D and E Notes. Such recoveries will be applied in a manner consistent with the intent of the Indenture, including payment of principal on the Class A Notes to the extent necessary to correct the deficiencies in the Aggregate Discounted Contract Balance that existed with respect to the March 2004 Payment Date. The Monthly Servicing Report for the March 2004 Payment Date will be revised as indicated above.

     With respect to the April 2004 Payment Date, the aggregate outstanding Class A Note Balance again exceeded the Aggregate Discounted Contract Balance, after taking into account current and overdue interest payable in the Class A Notes. As a consequence, the Monthly Servicing Report properly provided for all moneys available for distribution on the Notes on that Payment Date to be applied to the payment of interest and principal on the Class A Notes. However, because the beginning Note Balances for April 2004 reflected the ending Note Balances for March 2004 (which will be revised), the Monthly Servicing Report for the April 2004 Payment Date will also be revised to reflect the revised March 2004 information.

     It is anticipated that the revised Monthly Servicing Reports for the March 2004 Payment Date and the April 2004 Payment Date will be made available by April 27, 2004.

     The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders. Holders should not rely on the Trustee as their sole source of information. The Trustee makes no recommendations and gives no investment advice.

     Any questions you have about this Notice should be directed to the
Trustee: Timothy Pillar by U.S. mail at the above address or by phone at
(651) 495-3958.


U.S. BANK NATIONAL ASSOCIATION,                                  APRIL 22, 2004
AS TRUSTEE



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